Exhibit 99.1

Corsair Gaming Reports Second Quarter 2023 Financial Results; Beats Expectations; Reiterates Full Year Financial Outlook

Milpitas, CA, August 3, 2023 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance gear for gamers, streamers, content-creators, and gaming PC builders, today announced financial results for the second quarter ended June 30, 2023, and reiterated its financial outlook for the full year 2023.

Second Quarter 2023 Select Financial Metrics

•
Net revenue was $325.4 million compared to $283.9 million in the second quarter of 2022, an increase of 14.6%. Gaming components and systems segment net revenue was $246.7 million compared to $194.9 million in the second quarter of 2022, while Gamer and creator peripherals segment net revenue was $78.8 million compared to $89.0 million in the second quarter of 2022.
•
Net income attributable to common shareholders was $1.1 million, or net income of $0.01 per diluted share, compared to a net loss of $59.4 million, or a net loss of $0.62 per diluted share, in the second quarter of 2022.
•
Adjusted net income was $9.8 million, or net income of $0.09 per diluted share, compared to adjusted net loss of $19.0 million, or a net loss of $0.20 per diluted share, in the second quarter of 2022.
•
Adjusted EBITDA was $17.8 million, compared to a loss of $11.0 million in the second quarter of 2022.
•
Cash and cash equivalents were $184.0 million as of June 30, 2023.

First Half 2023 Select Financial Metrics

•
Net revenue was $679.4 million compared to $664.6 million in the first six months of 2022, an increase of 2.2%. Gaming components and systems segment net revenue was $511.7 million compared to $441.5 million in the first six months of 2022, while Gamer and creator peripherals segment net revenue was $167.7 million compared to $223.1 million in the first six months of 2022.
•
Net income attributable to common shareholders was $43 thousand, or a net income of $0.00 per diluted share, compared to a net loss of $64.5 million, or a net loss of $0.68 per diluted share, in the first six months of 2022.
•
Adjusted net income was $21.8 million, or net income of $0.20 per diluted share, compared to an adjusted net loss of $9.8 million, or a net loss of $0.10 per diluted share, in the first six months of 2022.
•
Adjusted EBITDA was $38.3 million, compared to adjusted EBITDA of $4.4 million in the first six months of 2022.

Andy Paul, Chief Executive Officer of Corsair, stated, “We are very excited with our Q2 and 1H results, showing growth in revenue, gross margin, and profitability compared to last year. The gaming hardware market improved during the second quarter with less discounting from peripheral competitors and continued strong gaming PC build activity driven by new games and new graphics cards launching. Activity in the U.S. and Europe is now on par with mid-2022 and substantially higher than pre-pandemic levels. We continue to take market share in our components and memory segment and improve gross margins in our peripheral categories, with less market discounting occurring. In June, we launched a new ecosystem, iCUE link, which uses special proprietary connectors and protocols so that components can be connected together in series with one cable, and then controlled individually via our iCUE software. We believe this makes gaming system building much easier and should entice more new first-time customers. Following the quarter close, we announced the acquisition of certain assets of Drop, a community-based e-commerce company specializing in customized DIY keyboards and keycaps and many other enthusiast and audiophile products. We expect some significant opportunities and synergies here, both by offering custom versions of our products on the Drop site, as well as introducing some of their popular products into our worldwide channel.”

Michael G. Potter, Chief Financial Officer of Corsair, stated, “We are pleased with the substantial financial improvement led by revenue growth, improved gross margins, steadily improving adjusted EBITDA, and a more balanced inventory. We exceeded our near-term expectations for gross margins, which increased 140 basis points compared to Q1 2023, and increased 1,270 basis points and 580 basis points, compared to Q2 2022 with and without the impact of the Q2 2022 excess inventory reserve, as we benefitted from ongoing improvements in freight costs, as well as new products. We continued to be operational cash flow positive, while investing in inventory to support the expected stronger second half of 2023. Shortly after quarter-end we invested in growth via our acquisition of certain of Drop’s assets. We expect liquidity to remain excellent for the rest of 2023 allowing us to be flexible as opportunities present themselves.”

Financial Outlook

The Company reiterated its outlook for the full year 2023 for revenue to be flat to slightly up in a softer economic environment as compared to 2022. Corsair continues to expect an improvement for the full year 2023 in adjusted EBITDA led by an improvement in margin, normalized shipping costs, and continued tight operating expense controls.

•
Net revenue for the full year 2023 is expected to be in the range of $1.35 billion to $1.55 billion.
•
Adjusted operating income to be in the range of $75 million to $95 million.
•
Adjusted EBITDA to be in the range of $90 million to $110 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, depreciation and amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Recent Developments

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Acquired certain assets of Drop, a leading privately held peripheral developer known for its customizable mechanical keyboards and switches, and its millions-member strong enthusiast community. Personalized keyboards that can be modified by the consumer is one of the fastest growing trends in the gaming peripheral space.
•
Enhanced the Company's popular Stream Deck Mobile iOS app, allowing every iPhone or iPad user to use a 6-button app-based Stream Deck for free. A Pro subscription model unlocks further functionality and up to 64 customizable controls, empowering millions of users and making it easier to streamline tasks and save time using the iPhone or iPad they already know and love.
•
Expanded Corsair's award-winning memory line-up with DOMINATOR TITANIUM DDR5 memory. Built using some of the fastest DDR5 ICs alongside patented CORSAIR DHX cooling technology for improved overclocking potential, DOMINATOR TITANIUM continues the DOMINATOR legacy with incredible design and fast performance. Boasting 11 vibrant individually addressable RGB LEDs and a replaceable top-bar, DOMINATOR TITANIUM offers unique customization options, alongside its flagship performance.
•
Delivered increased simplicity to DIY PC builders with the launch of the iCUE LINK Smart Component Ecosystem. iCUE LINK changes the way experienced PC builders and newcomers alike will create their next PC, implementing patent-pending single-cable technology to reduce the time it takes to build and set up a new performance PC by as much as 50% while dramatically reducing cable management and wire clutter.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the second quarter 2023 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-888-886-7786 (USA) or 1-416-764-8658 (International) with conference ID 64460612. A replay will be available approximately 3 hours after the live call ends on Corsair's Investor Relations website, or through August 10, 2023 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 64460612.

About Corsair Gaming, Inc.

CORSAIR (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance gear and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals, to premium streaming equipment and smart ambient lighting, CORSAIR delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells gear under its Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers, Drop brand, which specializes in personalized keyboard and gaming setup accessories, and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Corsair’s expectations regarding market headwinds and tailwinds; its expectations regarding 2023, including its expectations regarding continued growth in the gaming hardware market in the second half of 2023 and its expectations regarding liquidity in the second half of 2023 led by estimated revenue growth and continued margin improvements; its expectations regarding potential significant opportunities and synergies from the acquisition of certain of Drop’s assets; and its estimated full year 2023 net revenue, adjusted operating income and adjusted EBITDA. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: current macroeconomic conditions, including the impacts of high inflation and risk of recession on demand for our products, consumer confidence and financial markets generally; the lingering impacts and future outbreaks of the COVID-19 pandemic and its impacts on our operations and the operations of our manufacturers, retailers and other partners, as well as its impacts on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impact of global instability, such as the war between Russia and Ukraine, and any sanctions or other geopolitical tensions that may result therefrom; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; our ability to successfully integrate any companies or assets we may acquire; currency exchange rate fluctuations or international trade disputes resulting in our gear becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended June 30, 2023 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•
Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss), the impact from amortization, stock-based compensation, certain acquisition-related and integration-related costs, and other costs.
•
Adjusted net income (loss), non-GAAP, is determined by adding back to GAAP net income (loss), the impact from amortization, stock-based compensation, certain acquisition-related and integration-related costs, and other costs, and the related tax effects of each of these adjustments.
•
Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.
•
Adjusted EBITDA is determined by adding back to GAAP net income (loss), the impact from amortization, stock-based compensation, depreciation, interest expense, certain acquisition-related and integration-related costs, tax benefit, and other costs.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: Ronald van Veen ir@corsair.com 510-578-1407	Media Contact: David Ross david.ross@corsair.com +44 11 8208 0542

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net revenue	$325,432	$283,908	$679,396	$664,599
Cost of revenue	242,600	247,449	511,160	537,384
Gross profit	82,832	36,459	168,236	127,215
Operating expenses:
Sales, general and administrative	69,953	73,393	137,482	149,524
Product development	15,593	18,026	32,431	35,136
Total operating expenses	85,546	91,419	169,913	184,660
Operating loss	(2,714)	(54,960)	(1,677)	(57,445)
Other (expense) income:
Interest expense, net	(2,518)	(1,676)	(5,346)	(2,955)
Other (expense) income, net	(1,134)	633	(1,630)	134
Total other expense, net	(3,652)	(1,043)	(6,976)	(2,821)
Loss before income taxes	(6,366)	(56,003)	(8,653)	(60,266)
Income tax benefit	2,287	4,164	2,926	5,147
Net loss	(4,079)	(51,839)	(5,727)	(55,119)
Less: Net income (loss) attributable to noncontrolling interest	401	174	765	(233)
Net loss attributable to Corsair Gaming, Inc.	$(4,480)	$(52,013)	$(6,492)	$(54,886)

Calculation of net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Net loss attributable to Corsair Gaming, Inc.	$(4,480)	$(52,013)	$(6,492)	$(54,886)
Change in redemption value of redeemable noncontrolling interest	5,577	(7,379)	6,535	(9,640)
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc.	$1,097	$(59,392)	$43	$(64,526)

Net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$0.01	$(0.62)	$0.00	$(0.68)
Diluted	$0.01	$(0.62)	$0.00	$(0.68)
Weighted-average common shares outstanding:
Basic	102,304	95,467	101,996	95,372
Diluted	106,502	95,467	106,169	95,372

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net revenue:
Gamer and Creator Peripherals	$78,755	$88,989	$167,697	$223,137
Gaming Components and Systems	246,677	194,919	511,699	441,462
Total Net revenue	$325,432	$283,908	$679,396	$664,599

Gross Profit:
Gamer and Creator Peripherals	$25,509	$10,558	$52,157	$53,615
Gaming Components and Systems	57,323	25,901	116,079	73,600
Total Gross Profit	$82,832	$36,459	$168,236	$127,215

Gross Margin:
Gamer and Creator Peripherals	32.4%	11.9%	31.1%	24.0%
Gaming Components and Systems	23.2%	13.3%	22.7%	16.7%
Total Gross Margin	25.5%	12.8%	24.8%	19.1%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2023	December 31, 2022

Assets
Current assets:
Cash and restricted cash	$183,776	$153,827
Accounts receivable, net	220,219	235,656
Inventories	212,538	192,717
Prepaid expenses and other current assets	45,147	40,593
Total current assets	661,680	622,793
Restricted cash, noncurrent	236	233
Property and equipment, net	33,589	34,927
Goodwill	348,554	347,747
Intangibles assets, net	197,689	216,255
Other assets	77,216	75,290
Total assets	$1,318,964	$1,297,245
Liabilities
Current liabilities:
Debt maturing within one year, net	$10,251	$6,495
Accounts payable	196,275	172,033
Other liabilities and accrued expenses	159,209	164,470
Total current liabilities	365,735	342,998
Long-term debt, net	217,357	232,170
Deferred tax liabilities	16,932	18,054
Other liabilities, noncurrent	45,018	48,589
Total liabilities	645,042	641,811
Temporary equity
Redeemable noncontrolling interest	15,231	21,367
Permanent equity
Corsair Gaming, Inc. stockholders’ equity:
Common stock and additional paid-in capital	614,681	593,496
Retained earnings	37,266	37,223
Accumulated other comprehensive loss	(3,761)	(6,881)
Total Corsair Gaming, Inc. stockholders' equity	648,186	623,838
Nonredeemable noncontrolling interest	10,505	10,229
Total permanent equity	658,691	634,067
Total liabilities, temporary equity and permanent equity	$1,318,964	$1,297,245

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Cash flows from operating activities:
Net loss	$(4,079)	$(51,839)	$(5,727)	$(55,119)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	8,174	6,087	15,420	11,234
Depreciation	3,036	2,545	5,933	5,149
Amortization	9,757	13,434	19,498	23,572
Deferred income taxes	(3,490)	(6,742)	(5,699)	(10,820)
Other	2,154	2,434	2,282	3,087
Changes in operating assets and liabilities:
Accounts receivable	(697)	65,612	13,926	120,046
Inventories	(24,014)	11,221	(19,342)	10,559
Prepaid expenses and other assets	(4,510)	(1,334)	(5,587)	(9,481)
Accounts payable	7,404	(8,188)	25,560	(43,496)
Other liabilities and accrued expenses	8,411	(17,073)	(2,292)	(44,680)
Net cash provided by operating activities	2,146	16,157	43,972	10,051
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	—	(19,534)
Payment of deferred consideration	—	(95)	—	(95)
Purchase of property and equipment	(2,780)	(7,556)	(7,457)	(11,921)
Investment in available-for-sale convertible note	—	(1,000)	—	(1,000)
Net cash used in investing activities	(2,780)	(8,651)	(7,457)	(32,550)
Cash flows from financing activities:
Repayment of debt	(1,250)	(1,500)	(11,250)	(2,750)
Borrowing from line of credit	—	110,000	—	403,000
Repayment of line of credit	—	(110,000)	—	(403,000)
Payment of other offering costs	—	—	(497)	—
Payment of contingent consideration	—	(146)	(950)	(438)
Proceeds from issuance of shares through employee equity incentive plans	4,262	2,985	6,379	3,508
Payment of taxes related to net share settlement of equity awards	(231)	(110)	(787)	(997)
Net cash provided by (used in) financing activities	2,781	1,229	(7,105)	(677)
Effect of exchange rate changes on cash	(188)	(2,018)	542	(3,502)
Net increase (decrease) in cash and restricted cash	1,959	6,717	29,952	(26,678)
Cash and restricted cash at the beginning of the period	182,053	31,985	154,060	65,380
Cash and restricted cash at the end of the period	$184,012	$38,702	$184,012	$38,702

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income (Loss) Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Operating Loss - GAAP	$(2,714)	$(54,960)	$(1,677)	$(57,445)
Amortization	9,757	13,434	19,498	23,572
Stock-based compensation	8,174	6,087	15,420	11,234
Inventory reserve in excess of normal run rate to address overhang in the channel	—	19,489	—	19,489
Restructuring costs	—	1,488	—	1,488
Acquisition-related and integration-related costs	634	227	774	470
Other	—	34	—	309
Adjusted Operating Income (Loss) - Non-GAAP	$15,851	$(14,201)	$34,015	$(883)

As a % of net revenue - GAAP	-0.8%	-19.4%	-0.2%	-8.6%
As a % of net revenue - Non-GAAP	4.9%	-5.0%	5.0%	-0.1%

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share Reconciliations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc. (1)	$1,097	$(59,392)	$43	$(64,526)
Less: Change in redemption value of redeemable noncontrolling interest	5,577	(7,379)	6,535	(9,640)
Net loss attributable to Corsair Gaming, Inc.	(4,480)	(52,013)	(6,492)	(54,886)
Add: Net income (loss) attributable to noncontrolling interest	401	174	765	(233)
Net Loss - GAAP	(4,079)	(51,839)	(5,727)	(55,119)
Adjustments:
Amortization	9,757	13,434	19,498	23,572
Stock-based compensation	8,174	6,087	15,420	11,234
Inventory reserve in excess of normal run rate to address overhang in the channel	—	19,489	—	19,489
Restructuring costs	—	1,488	—	1,488
Acquisition-related and integration-related costs	634	227	774	470
Other	—	34	—	309
Non-GAAP income tax adjustment	(4,665)	(7,923)	(8,215)	(11,272)
Adjusted Net Income (Loss) - Non-GAAP	$9,821	$(19,003)	$21,750	$(9,829)

Diluted net income (loss) per share:
GAAP	$0.01	$(0.62)	$0.00	$(0.68)
Adjusted, Non-GAAP	$0.09	$(0.20)	$0.20	$(0.10)

Weighted-average common shares outstanding - Diluted:
GAAP	106,502	95,467	106,169	95,372
Adjusted, Non-GAAP	106,502	95,467	106,169	95,372

(1) Numerator for calculating net loss per share-GAAP

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss - GAAP	$(4,079)	$(51,839)	$(5,727)	$(55,119)
Amortization	9,757	13,434	19,498	23,572
Stock-based compensation	8,174	6,087	15,420	11,234
Inventory reserve in excess of normal run rate to address overhang in the channel	—	19,489	—	19,489
Depreciation	3,036	2,545	5,933	5,149
Interest expense, net	2,518	1,676	5,346	2,955
Restructuring costs	—	1,488	—	1,488
Acquisition-related and integration-related costs	634	227	774	470
Other	—	34	—	309
Income tax benefit	(2,287)	(4,164)	(2,926)	(5,147)
Adjusted EBITDA - Non-GAAP	$17,753	$(11,023)	$38,318	$4,400

Adjusted EBITDA margin - Non-GAAP	5.5%	-3.9%	5.6%	0.7%